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                                                                    EXHIBIT 99.1


                                           INNOVATIVE TECH CORPORATE CENTER
                                           444 JACKSONVILLE ROAD, SUITE 200
                                           WARMINSTER, PA 18974



                                                            TEL: (215) 441-5600
                                                            FAX: (215) 441-5989

[INNOVATIVE TECH LOGO]


THE WALL STREET GROUP, INC.                 COMPANY CONTACT:
32 EAST 57TH STREET                         HUGO J. AFFANNATO
NEW YORK, NEW YORK  10022                   VICE PRESIDENT
(212) 888-4848                              (215) 441-5600



                             FOR IMMEDIATE RELEASE:
                  INNOVATIVE TECH SYSTEMS, INC. (NASDAQ: ITSY)
              AND PEREGRINE SYSTEMS, INC., (NASDAQ: PRGN) TO MERGE


WARMINSTER, PENNSYLVANIA, MAY 18, 1998... INNOVATIVE TECH SYSTEMS, INC. (NASDAQ: ITSY), developer of the SPAN-FM(TM) Facilities Automation Software and Remote Data Collection & Management Systems, has announced that it has entered into a definitive merger agreement as of May 7, 1998, with Peregrine Systems, Inc., ("PSI") (NASDAQ: PRGN) of San Diego, CA. Peregrine Systems, Inc., is a provider of infrastructure management software solutions for physical facilities.

"The companies' product lines are very complementary, enabling users to make the most efficient use of physical plant infrastructure, real estate and space usage, telecommunications and cabling, maintenance and operations, assets, inventory, fire and life safety issues, and security, as well as human resources and labor," said William M. Thompson, Founder, Chairman and CEO of Innovative Tech.

The merger has been approved by the Boards of Directors of both companies and is subject to approval by the shareholders of Innovative Tech, regulatory approvals and customary closing conditions. Innovative Tech shareholders of approximately 25% of the outstanding Common Stock, consisting of the Chairman, President and other executive officers, have entered into voting agreements agreeing to vote their shares in favor of the merger. The agreement will entail a tax-free, stock-for-stock exchange at a fixed ratio of 0.2341 shares of PSI's Common Stock for each share of Innovative Tech Common Stock. As consideration for the merger, PSI expects to issue approximately 3.35 million shares in exchange for all of the outstanding equity securities of Innovative Tech. As of May 7, 1998, the day the definitive agreement was signed, the merger valued Innovative Tech at $76.6 million or $5.36 per share.

 Under the terms of the agreement, Innovative Tech will become a wholly owned subsidiary of PSI. The acquisition transaction will be accounted for as a purchase. PSI expects to take a related charge to the purchase of in-process research and development of substantially all of the cost of the acquisition price. It is anticipated that the transaction will be completed during the calendar quarter ending September 30, 1998.

"This merger is a natural evolution of our Infrastructure Management strategy," said Steve Gardner, CEO of PSI. "The integration of SPAN-FM(TM) products with our ServiceCenter(R) and AssetCenter(TM) gives


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our combined customers a unique opportunity to lower the total cost of ownership of their physical facilities, as well as their Information Technology assets." Innovative Tech Systems, Inc., of Warminster, PA, is the developer of the award-winning SPAN-FM(TM) Facility & Technology Management Software and Remote Data Collection Systems, the most comprehensive integrated Facilities Automation solutions available. All SPAN-FM(TM) products are Year 2000 compliant. For more information, call toll-free 1-888-SPANFM1 (772-6361), e-mail to sales@spanfm.com. or visit WWW.SPANFM.COM.

PSI is the leading provider of Infrastructure Management solutions. True Infrastructure Management unites the unique disciplines of the Consolidated Service Desk and Enterprise Asset Management through utilizing common shared data. The merging of these disciplines is essential to operations management and the profitable management of corporate resources. This unification results in a significantly better understanding of the impact of events and change of the investment decisions of a company. Founded in 1981, PSI is headquartered in San Diego, CA, with offices throughout the United States as well as in the United Kingdom, France, Germany, Denmark and the Netherlands. PSI also has partners and distributors located in Asia Pacific, Australia and Latin America. More Information on PSI is available on the world wide web at www.peregrine.com.

EXCEPT FOR HISTORICAL MATTERS CONTAINED HEREIN, THE MATTERS DISCUSSED IN THE PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS REFLECT ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION, THE TIMELY DEVELOPMENT AND ACCEPTANCE OF NEW PRODUCTS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, MARKETS DEMANDS, AND THE OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING THE REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1998, WHICH MAY CAUSE INNOVATIVE TECH SYSTEMS, INC.'S BUSINESS, PROSPECTS AND ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS.

    SPAN-FM, INSPECTION MANAGER, FIREPROOF and TOURWATCH are trademarks of Innovative Tech Systems, Inc. Peregrine Systems and Service Center are
registered trademarks of Peregrine Systems, Inc. AssetCenter is a trademark of Peregrine Systems, Inc. All other trademarks are property of their respective owners.  (R) indicates registration in the United States.